Exhibit 4.3


                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

                  PLEDGE AND SECURITY AGREEMENT, dated as of March 12, 1997, between KDSM, INC., a Maryland corporation (the "Company") and First Union
National Bank of Maryland, as collateral agent (in such capacity, the "Collateral Agent"), for First Union National Bank of Maryland, as Debenture Trustee (together with any successor thereto in such capacity, the "Debenture Trustee") under the Indenture (as defined herein) for the benefit of the holders (the "Debentureholders") of the Company's 11 5/8% Senior Debentures due 2009 (the "Debentures") to be issued under the Indenture.

                               W I T N E S E T H:
                               ------------------

                  WHEREAS, the Company, Sinclair Broadcast Group, Inc. ("Sinclair") and the Debenture Trustee have, as of the date hereof, entered into the Indenture, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the "Indenture"), pursuant to which the Company will issue the Debentures; and

                  WHEREAS, the Company has agreed to secure the Company's obligations under the Debentures and the Indenture by pledging to the Collateral Agent, for the equal and ratable benefit of the Debentureholders, the Collateral (as defined below).

                  NOW, THEREFORE, the parties hereby agree as follows:

                  Section 1. Definitions. (a) Generally. Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein. Terms not expressly defined herein or in the Indenture but which are defined in the UCC shall have the same meanings herein as in the UCC.

                  (b) Other Terms. In addition, the following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests (as defined in the Indenture) or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or


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indirectly  by such  specified  Person.  For the  purposes  of this  definition,
"control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliated Debentureholders" shall mean Debentureholders that are Affiliates of Sinclair or its direct and indirect subsidiaries.

                  "Articles Supplementary" means the operative document pursuant to which the Series C Preferred Stock was issued.

                  "Collateral"  shall  have  the  meaning  ascribed  thereto  in
Section 3 hereof.

                  "Collateral Documents" shall mean this Agreement and any related UCC financing statements, if any, and similar instruments delivered pursuant hereto.

                  "Debentureholders" shall have the meaning ascribed thereto in the preamble.

                  "Debentures" shall have the meaning ascribed thereto in the preamble.

                  "Default" shall mean an Event of Default not cured within the applicable grace periods as set forth in Article V of the Indenture.

                  "Enforcement Event" shall have the meaning ascribed thereto in
Section 5.03 hereof.

                  "Event of Default" shall mean an Event of Default as defined in Article V of the Indenture.

                  "Financing Documents" shall mean any agreements or instruments entered into by the Company governing its obligations under the Debentures and the Indenture.

                  "Investments"  shall  have the  meaning  ascribed  thereto  in
Section 4.10 hereof.

                  "Lien"  shall  mean  any  mortgage,   charge,   pledge,   lien
(statutory or otherwise), privilege security interest, hypothecation or other encumbrance upon or with respect to the Collateral.

                  "Like Amount" means (i) with respect to a redemption of Series C Preferred Stock, shares of Series C Preferred Stock

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having  an  aggregate  Liquidation  Amount  equal  to the  principal  amount  of
Debentures to be contemporaneously redeemed in accordance with the Indenture and
(ii) with respect to a distribution of Debentures to Holders of Preferred Securities in connection with a Tax Event, Debentures having a principal amount equal to the aggregate Liquidation Value of the Preferred Securities of the holder to whom such Debentures are distributed.

                  "Liquidation Value" of the Preferred Securities shall have the meaning set forth in the Trust Agreement.

                  "Liquidation Amount" shall have the meaning set forth in the Articles Supplementary.

                  "Majority   Debentureholders"   shall   mean,   at  any  time,
Debentureholders holding at least a majority in aggregate principal amount of the Debentures then Outstanding.

                  "Majority Preferred Securities Holders" shall mean, at any time, Holders of at least a majority of the aggregate Liquidation Value of the Preferred Securities.

                  "Notice of Default" shall have the meaning ascribed thereto in
Section 5.01 hereof.

                  "Outstanding", when used with respect to Preferred Securities, the Debentures or the Series C Preferred Stock (the "Securities"), means as of the date of determination, all Securities theretofore authenticated and delivered under the applicable operative agreement, except:

                  (a) Securities theretofore cancelled by the applicable trustee or transfer agent, as the case may be, or delivered to the applicable trustee or transfer agent for cancellation;

                  (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the applicable trustee or transfer agent or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or such Affiliate (if the Company or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the applicable operative agreement or provision therefor reasonably satisfactory to the applicable trustee or transfer agent, as the case may be, has been made;

                  (c) Debentures, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four of the Indenture; and


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                  (d) Securities have been  authenticated and delivered pursuant to the applicable operative agreement, other than any such Securities in respect of which there shall have been presented to the applicable trustee or transfer agent proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount or Liquidation Value or Liquidation Amount, as the case may be, of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, Sinclair, or any other obligor upon the Securities or any Affiliate of the Company, Sinclair, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the applicable trustee or transfer agent, as the case may be, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the applicable trustee or transfer agent, as the case may be, knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the applicable trustee or transfer agent, as the case may be, the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, Sinclair or any other obligor upon the Securities or any Affiliate of the Company, Sinclair or such other obligor.

                  "Person"  shall  mean any  individual,  corporation,  company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Pledged  Stock"  shall have the meaning  ascribed  thereto in
Section 3(b) hereof.

                  "Pledgor" shall mean the Company.

                  "Preferred Securities" shall have the meaning set forth in the Trust Agreement.

                  "Property   Trustee"   means  First  Union  National  Bank  of
Maryland, the property trustee of the Trust.

                  "Representative" of any Secured Party, shall mean in relation to any Debenture holder, the Debenture Trustee.

                  "Secured Obligations" shall mean in the case of the Company, any and all obligations of the Company to the Debenture Trustee and the Debentureholders under or in connection with the Debentures, the Indenture and the Collateral Documents.


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                  "Secured  Party" shall mean any  Debentureholder  from time to time.

                  "Series C Preferred Stock" means the 2,062,000 shares of Sinclair's Series C Preferred Stock, par value $.01 per share.

                  "Stock  Collateral" shall have the meaning ascribed thereto in
Section 3(c) hereof.

                  "Subsidiary" of any Person means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Debenture Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Sinclair) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Debenture Trustee) having capital and surplus in excess of $500,000,000.

                  "Trust" means Sinclair Capital, a Delaware business trust formed pursuant to the Trust Agreement.

                  "Trust   Agreement"  means  the  Amended  and  Restated  Trust
Agreement, dated as of March 12, 1997, among the Company, as Depositor, First Union National Bank of Maryland, as property trustee, First Union Bank of Delaware, as Delaware trustee and the administrative trustees named therein.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

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                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  Section  2.   Representations  and  Warranties.   The  Company
represents and warrants to, and agrees with, the Secured Parties that:

                  (a) the Company is the sole beneficial owner of the Collateral, and no Lien, directly or indirectly, exists or will exist upon any of the Collateral at any time (and no right or option to acquire the same, directly or indirectly, exists or will exist in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge of, and security interest in and to, all of the Collateral;

                  (b) the Company has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to grant the security interest granted hereby in the Collateral to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company;

                  (c) the execution, delivery and performance hereof by the Company, including the pledge of, and the grant of a security interest in, the Collateral by the Company in the manner and for the purpose contemplated by this Agreement, do not and will not result in any breach or violation of any of the terms or provisions of any of the charters or bylaws of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any Lien upon any property or assets of the Company under (1) any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument to which the Company or Sinclair is a party or by which it may be bound or to which any of its properties or assets is subject, other than (A) the Liens created pursuant to this Agreement, (B) conflicts, defaults, breaches or violations which have been cured or waived or
(C) conflicts, defaults, breaches or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, and its Subsidiaries considered as one enterprise, (2) any existing applicable law, statute, rule or regulation or

                                      - 6 -

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(3)  any  judgment,  order,  writ  or  decree  of any  government,  governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or operations;

                  (d) this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement, may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting creditors, rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                  (e) no financing statement or security agreement covering any of the Collateral is now on file in any public office, other than such financing statements and security agreements in favor of the Collateral Agent for the ratable benefit of the Secured Parties hereunder;

                  (f) no registration, recordation or filing with, or consent or approval of, any governmental body, agency or official or any other Person is required in connection with the authorization, execution, delivery or performance of this Agreement by the Company or necessary for the enforcement of the security interest in the Collateral granted hereby by the Company, other than the filing of financing statements and other filings in favor of the Collateral Agent for the ratable benefit of the Secured Parties hereunder which filings will have been recorded prior to the execution of this Agreement if required and appropriate for the Secured Parties to obtain a first priority perfected pledge of, or security interest in and to, all of the Collateral;

                  (g) any officer, agent or representative acting for or on behalf of the Company in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of the Company, has been duly authorized to do so, and is fully empowered to act for and represent the Company, in connection with this Agreement and all matters related thereto or in connection therewith;

                  (h) the Pledged Stock evidenced by the certificate identified in Annex 1 hereto is, and all other Pledged Stock will be, duly authorized, validly issued, fully paid and nonassessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charters or bylaws of the issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restrictions contained herein or in the Indenture);


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                  (i) the Pledged Stock evidenced by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding Series C Preferred Stock beneficially owned by the Company on the date hereof, whether or not registered in the name of the Company and said Annex 1 correctly lists all the Pledged Stock as of the date hereof and identifies the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owner thereof) evidenced by each such certificate; and

                  (j) by virtue of the execution and delivery by the Company of this Agreement and the delivery by the Company of the certificates, instruments or other documents representing or evidencing the Pledged Stock to the Collateral Agent, in each case in accordance with this Agreement, assuming continuing possession by the Collateral Agent of such certificates, instruments and other documents, the Collateral Agent will obtain and have a valid and perfected Lien upon and security interest under the UCC in such Pledged Stock as security for the repayment of the Secured Obligations, prior to any other Liens thereon and security interests therein.

                  Section 3. The Collateral. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and (i) to induce (A) the record and beneficial Debentureholders to purchase the Debentures, and (B) the Debenture Trustee to undertake its obligations under the Indenture, and (ii) as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Collateral Agent, for the equal and ratable benefit of the Secured Parties as hereinafter provided, a pledge of, and security interest in, and agrees and acknowledges that the Collateral Agent, for the equal and ratable benefit of the Secured Parties, has, and shall continue to have, a pledge of, and security interest in, all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired, whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as the "Collateral"):

                  (a) all the issued and outstanding Series C Preferred Stock of Sinclair evidenced by the certificate identified in Annex I hereto, now owned by the Company, together with, in each case, the certificates evidencing the same (the "Existing Pledged Stock");

                  (b) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under any Financing Documents in the event of any consolidation or merger in which Sinclair is not the surviving corporation, all shares of each class of the Capital Stock of the successor

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corporation  into which the Series C Preferred Stock is converted as a result of such consolidation or merger (the "Successor Stock" and together with the Existing Pledged Stock, the "Pledged Stock");

                  (c) all shares or securities representing a dividend on any of the Pledged Stock or resulting from a stock split, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock (the Pledged Stock, together with all other certificates, shares or securities, as may, from time to time, being pledged hereunder pursuant to clauses (a) and (b) above and this clause
(c) being herein collectively called the "Stock Collateral"); and

                  (d) all uncertificated securities, moneys or property representing a dividend on any of the Stock Collateral, or representing a distribution or return of capital upon or in respect of the Stock Collateral, or otherwise received in exchange therefor.

                  Section 4. Covenants; Remedies; Indemnification. In furtherance of the pledge of the Collateral and the grant of the security interest herein pursuant to Section 3 hereof, the Company hereby agrees with the Collateral Agent as follows:

                  4.01 Delivery and Other Perfection. The Company shall (and in the case of clause (c)(2) of this Section 4.01, does):

                  (a) cause the Collateral consisting of Stock Collateral or the products, proceeds, and accessions thereof which are also Stock Collateral to be evidenced by certificates to the fullest extent possible and delivered, together with stock powers duly executed in blank, to and held in the possession of the Collateral Agent (the Series C Preferred Stock will not be deposited with The Depository Trust Company but will be issued in registered certificated form and held in the possession of the Collateral Agent).

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, during the continuance of a Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Stock Collateral is transferred into its name or the name of its

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nominee,  the  Collateral  Agent will  thereafter  promptly  give to the Company copies of any notices and communications received by it with respect to the Stock Collateral);

                  (c) notwithstanding clause (b) of this Section 4.01, (1) authorize the Collateral Agent, in cooperation with the Company, to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by the Collateral Agent covering the Collateral, if appropriate, (2) hereby appoint the Collateral Agent as its attorney-in-fact to sign and file any such financing statements (including any copies of this Agreement) covering the Collateral, if appropriate, (3) at the request of the Collateral Agent, join the Collateral Agent in executing such documents referred to in clause (b) of this Section 4.01, and (4) pay the costs of filing or recording any such documents, in all public offices at any time and from time to time, whenever filing or recording of any such documents is reasonably deemed by the Collateral Agent to be necessary or desirable; provided that nothing contained in this clause (c) shall be construed to relieve the Company from obligations described in clause (b) of this Section 4.01;

                  (d) give the Collateral Agent at least 20 days' prior notice of any proposed change in the address set forth in Section 6.04 hereto;

                  (e) take all action reasonably necessary or appropriate by a debtor to maintain and preserve all security interests granted hereunder in the Collateral at all times as valid, subsisting and perfected as to all the property affected and covered thereby and to maintain the priority and validity of the security interest granted hereunder for such Collateral as against the rights, claims and interests of all other persons;

                  (f) not, and shall not permit any of its Subsidiaries to, take or omit to take any action which would have the result of adversely affecting or impairing the security interests with respect to the Collateral in contravention of this Pledge and Security Agreement, except as required by applicable law, and the Company shall not (and shall cause its Subsidiaries not to) grant to, or suffer to exist in favor of, any Person, any interest whatsoever in the Collateral except as permitted by the Collateral Documents or the Pledge and Security Agreement. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Pledge and Security Agreement) or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral by the Company be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Debentures.

                  (g) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and

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records in such manner as the Collateral  Agent may reasonably  require in order to reflect the security interest granted by this Agreement;

                  (h) take all actions and do all things reasonably necessary or appropriate to defend its right, title and interest in and to the Collateral against all actions and proceedings arising from any adverse claims and demands of all Persons at any time claiming the same or any interest therein, and take all actions reasonably required or appropriate so that, at all times, the Collateral will be and remain free of all such adverse claims and demands;

                  (i) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit such representatives to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and upon the request of the Collateral Agent during the continuance of a Default forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; and

                  4.02 Other Financing Statements and Liens. The Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties without the prior written consent of the Collateral Agent.

                  4.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  4.04 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.01 hereof are insufficient to cover the reasonable costs and reasonable expenses of such sale, collection or other realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

                  4.05 Other Rights and obligations of the Collateral Agent, and the Debenture Trustee.

                  (a) In the event that any action taken by the Company or the Collateral Agent with respect to the Collateral shall be subject to the certification, documentary or other requirements of Section 314(d) of the Trust Indenture Act relating to the release of Collateral from the security interest hereunder, then the Collateral Agent shall cooperate with the Company to the extent necessary to enable the Company to comply with such requirements.

                  (b) The Collateral Agent shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security thereof, which the Company agrees and undertake to do at its expense, but the Collateral Agent may do so in its discretion at any time after the occurrence of an Event of Default and the delivery of a Notice of Default in accordance with Section 5.01 (and so long as such Event of Default shall be continuing), and at such time, the Collateral Agent shall have the right to take any steps by judicial process or otherwise that it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by the Collateral Agent in connection with or incident, to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by the Company or reimbursed by the Company to the Collateral Agent upon demand, subject to reasonable documentation and demand. The proceeds received by the Collateral Agent as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by the Collateral Agent without liability for interest thereon and shall (after the payment of costs and expenses) be applied by the Collateral Agent toward payment of any of the Secured Obligations in accordance with Section 5.04 below, provided that the Collateral Agent shall account for and pay over to the Company any such proceeds remaining after payment in full of the Secured Obligations then outstanding. All actions taken by the Collateral Agent pursuant to this Section 4.05(b) shall be in a manner consistent with
Section 9-207 of the UCC (or any successor provision).

                  (c) In the event the Collateral Agent shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor upon demand of the Collateral Agent, the Company shall pay to the Collateral Agent the full amount thereof and so long as the Collateral Agent shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the Secured Obligations, and for the enforcement of such repayment the Collateral Agent shall have every right and remedy provided for the enforcement of the payment of the Secured Obligations.

                  (d) The Debenture Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient (x) to prevent any impairment of the Collateral by any act which may be unlawful, in violation of this Agreement, the Indenture, any other Financing Document or the Trust Indenture Act, and (y) to preserve and protect its interest and the interests of the Debentureholders in the Collateral.

                  (e) The Company agrees to give notice to the Collateral Agent in the event that the Company shall fail timely to perform any covenant hereunder required to be performed by it hereunder. The Collateral Agent is hereby authorized to take all action reasonably necessary to cause such covenant to be performed. The Collateral Agent will give notice to the Debenture Trustee of its receipt of any such notice from the Company or the Sinclair.

                  (f) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. It being understood that the Collateral Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

                  4.06 Voting Rights of Company. Notwithstanding any other provision in this Agreement or any other agreements, so long as this Agreement is in full force and effect and regardless whether or not an Event of Default shall have occurred and be continuing, the Company, as holder of the Series C Preferred Stock (a) shall not exercise any of its voting approval, consent, waiver or any other voting rights attributable to the Series C Preferred Stock, without, in each case, obtaining the prior approval of the Majority Debentureholders; provided, that if such Debentures are held by the Trust, the Company shall instead obtain prior approval of the Trust which is required to obtain the prior approval of the Majority Preferred Securities Holders; provided, further, however, that where a consent, waiver or exercise of rights under the Series C Preferred Stock would require the consent of each holder of the Series C Preferred Securities affected thereby, no such consent shall be given by the Company without the prior written consent of each Holder of Outstanding Debentures or Preferred Securities, as the case may be, and (b) in the event that, under the terms of the Series C Preferred Stock, the holders of the Series C Preferred Stock have the right to elect two directors to the board of directors of Sinclair, the Company shall elect the nominees of the Majority Debentureholders; provided, that if such Debentures are held by the Trust, the Company shall elect the nominees of the Trust which is required to elect the nominees of the Majority Preferred

Securities Holders to fill those two board of director positions. The Company shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except pursuant to a subsequent vote of the Holders of the Debentures or the Preferred Securities, as the case may be.

                  4.07 Change of Name. The Company shall not change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto without at least 30 days' prior written notice to the Collateral Agent and without filing such new or additional financing statements or security documents, making such other filings and recordings and taking such other actions as are necessary to maintain the security interest in the Collateral granted hereby, and providing such additional opinions and documents as the Collateral Agent shall reasonably deem necessary.

                  4.08 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.01 or 5.02 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  4.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose, upon the occurrence and during the continuance of any Event of Default, of carrying out the provisions of this
Section 4 and such acts as they may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under Sections 5 and 6 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all instruments made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  4.10   Investment   of  Cash.   (a)   Funds   collected   from
Distributions or otherwise by the Collateral Agent shall be invested by the Collateral Agent from time to time in Temporary Cash Investments ("Investments") if such Collateral Agent is not otherwise required to make payments with respect to the

Debentures. All Investments shall be made in the name of the Collateral Agent or a nominee of the Collateral Agent and in a manner, determined by the Collateral Agent in its reasonable discretion, that preserves the Collateral Agent's perfected, first priority security interest in such Investments.

                  (b) The Collateral Agent shall have no obligation to invest collected funds during the first night after their collection but shall do so as soon as practicable but in no event later than 3 business days after collection.

                  (c) The Collateral Agent shall have no responsibility to the Company for any loss or liability arising in respect of any investment in Temporary Cash Investments made pursuant to this Agreement (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability arises from the Collateral Agent's gross negligence or willful misconduct.

                  (d) The Company will pay or reimburse the Collateral Agent for any and all out-of-pocket costs, expenses and liabilities of the Collateral Agent incurred in connection with this Agreement, the maintenance and operation of the Collateral and the investment of any cash held therein, including, without limitation, any investment, brokerage or placement commissions and fees incurred by the Collateral Agent in connection with the investment or reinvestment of such cash.

                  4.11 Dispositions and Releases of Collateral. Acting in accordance with Sections 5 and 6 hereof, the Collateral Agent will determine the circumstances and manner in which the Collateral shall be disposed of, including, without limitation, determining whether to release all or any portion of the Collateral from the security interest granted hereby; provided, however, in the event that all or a portion of the Series C Preferred Stock are to be redeemed, the Collateral Agent shall, simultaneously with the receipt of cash as payment for the redemption of shares of Series C Preferred Stock and simultaneously with the redemption of a Like Amount of Debentures, release and deliver to the Company such amount of the Pledged Stock as may be redeemed for such cash payment; provided, that any release of such Pledged Stock shall comply with the Trust Indenture Act to the extent required; provided, further, that in no event shall the Company be required to pledge Pledged Stock having a Liquidation Amount in excess of the outstanding principal amount of the Debentures.

                  4.12 Expenses. The Company agrees to pay to the Collateral Agent all out-of-pocket expenses (including reasonable expenses for legal services of any kind) of, or incident to, the enforcement of any of the provisions of this Agreement and the Financing Documents, or performance by the Collateral Agent of any obligations of the Company or the Sinclair in respect of the Collateral which the Company have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Collateral Agent secured under
Section 3 hereof.

                  4.13 Further Assurances. The Company agrees that it will, from time to time upon the written request of the Collateral Agent, execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  4.14 Indemnification of Collateral Agent. The Company agrees to indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any Financing Document, or any action taken or omitted to be taken by the Collateral Agent hereunder or thereunder; provided, that the Company shall not be liable for any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that have resulted from the gross negligence, willful misconduct, or fraud of the Collateral Agent. Such indemnification shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

                  4.15 Successor Agents. The Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to the Secured Parties (or, as to any Secured Parties for which a Representative is acting, to such Representative), with a copy of such notice to the Company. The Collateral Agent may be removed at any time for cause by the Majority Debentureholders by written notice thereof to the Collateral Agent and the other Secured Parties at least 10 business days prior to the effective date of such removal. Upon any such resignation or removal, the Majority Debentureholders shall have the right to appoint a successor to the Collateral Agent with the prior written consent of the Company (which consent shall not be unreasonably withheld). If no successor Collateral Agent shall have been so appointed by the Majority Debentureholders or shall have accepted such appointment within 30 days after the notice of resignation or notice of removal, as the case may be, then the resigning or removed Collateral Agent may, on behalf of the Secured Parties with the prior written consent of the Company (which consent shall not be unreasonably withheld), appoint a successor Collateral Agent. If the resigning or removed Collateral Agent does not appoint a successor Collateral Agent, the Company may appoint a successor Collateral Agent. Any successor Collateral Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. The Collateral Agent may be, but is not required to be, the Debenture Trustee under the Indenture. Upon the acceptance of its appointment as Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the resigning or removed Collateral Agent, and the resigning or removed Collateral Agent shall be discharged from its duties and obligations hereunder (and under the other Financing Documents, if applicable). After any resigning or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent.

                  4.16 Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as a co-agents, jointly with the Collateral Agent, or to act as a separate agent or agents on behalf of the Secured Parties with such power and authority to act under this Agreement as may be necessary for the effectual operation of the provisions hereof and as may be specified in the instrument of appointment.

                  4.17 Liability of Agents: Consultation with Experts. (a) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or under any other Financing Document, except for its own gross negligence or willful misconduct. Nothing in this Agreement or the other Financing Documents shall be deemed to constitute the Collateral Agent a trustee within the meaning of the Trust Indenture Act.

                  (b) The Collateral Agent may consult with legal counsel, independent public accounts and any other experts selected by it. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by any of it in good faith reliance upon the advice of such counsel, independent public accountants or other experts selected by the Collateral Agent.

                  (c) The Collateral Agent shall be entitled to rely on any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons, and shall not be liable for any of the consequences of such reliance. Without limiting any obligation of any Secured Party or Representative to confirm in writing such telephonic notice permitted by this Agreement, the Collateral Agent may act without liability upon the basis of any telephonic notice believed in good faith by it to be from an authorized officer of any Secured Party, any Representative or any agent thereof prior to receipt of such written confirmation.

                  (d) As to any matters not expressly provided for herein or in the other Financing Documents (including without limitation the timing and the methods of realization upon the Collateral and amendments of the provisions thereof), the Collateral Agent shall act or refrain from acting until it has received instructions from the Debenture Trustee or the Majority Debentureholders in its own discretion. The Collateral Agent shall not be obligated to follow any such written directions to the extent that it shall reasonably determine, based on the written opinion of its counsel, that such directions are in conflict with any provision of any applicable law or regulation or any Financing Document.

                  Section  5.  Events  of  Default;   Application  of  Proceeds;
Termination, Etc.

                  5.01 Events of Default. If an Event of Default shall have occurred and be continuing, and the Majority Debentureholders (unless the Debentures are held by the Trust, in which case the Majority Preferred
Securities Holders through the Property Trustee acting on behalf thereof may also constitute the Majority Debentureholders) or the Debenture Trustee acting on behalf thereof shall have delivered to the Collateral Agent and the Company a written notice or notices of such Event of Default (a "Notice of Default"):

                           (i) The  Collateral  Agent may, by written  notice to
                  the Company, direct the Company to and thereupon the Company shall, receive all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Collateral in trust for the Collateral Agent for the benefit of the Secured Parties, not commingle the same with any other property or funds of the Company and Sinclair and, unless the Collateral Agent shall have otherwise instructed the Company, promptly deliver or cause to be delivered all such payments in the exact form received, together with any necessary endorsements, to the Collateral Agent or to such Person or Persons as the Collateral Agent may designate.

                           (ii) The Collateral Agent may take possession or control of any proceeds of the Collateral.

                           (iii) [The Collateral Agent may transfer any of the Collateral into the name of the Collateral Agent or its nominee.

                           (iv) The Collateral Agent shall have and may exercise
                  with respect to the Collateral and the Secured obligations any or all of the rights and remedies of a secured party under the UCC or under any other applicable law, and as otherwise granted, to the extent lawful, herein or under any other agreement now or hereafter in effect executed by the Company in favor of the Collateral Agent, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and reasonable attorneys' fees and expenses thereby incurred by the Collateral Agent and toward payment of the Secured Obligations, in accordance herewith. Specifically, and without limiting the foregoing, the Collateral Agent shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Company and Sinclair or in the Company's and Sinclair's possession or control relating to the Collateral which are not already in the Collateral Agent's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability (other than as a result of gross negligence, fraud or willful misconduct) for damages occasioned by the reasonable exercise of such authority; provided, that the Collateral Agent shall not remove and take possession of any books and records which are required by applicable law to be retained or maintained by the Company, in which case the Company shall make copies of all such books and records and deliver said copies to the Collateral Agent; provided, further that the Collateral Agent shall make available to the Company copies of any books, records, papers and documents which it shall take possession of pursuant hereto. To the extent permitted by the UCC, (x) the Company expressly waives any notice of the sale or other disposition of the Collateral and all other rights or remedies of the Company or formalities prescribed by law relative to the sale or disposition of the Collateral or exercise of any other right or remedy of the Collateral Agent existing after default hereunder; and (y) to the extent any such notice is required and cannot be waived, the Company agrees that if such notice is given in the manner provided in Section 7.04 hereof (with a copy to the Representative) at least five (5) business days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for the giving of said notice. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of any notice of sale having been given. The Collateral Agent may adjourn any public or private sale.

                           (v) Upon written  notice by the  Collateral  Agent to
                  the Company, the Collateral Agent or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as the Collateral Agent may elect.

                  5.02 Special Provisions Relating to Stock Collateral. (a) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to the rights and powers of ownership (other than voting rights as provided in Section 4.06 or as otherwise provided in this Agreement) pertaining to its Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Indenture or any other Financing Document; and the Collateral Agent shall execute and deliver to such Pledgor or cause to be executed and delivered to such Pledgor all such proxies, powers of attorney, dividend and other orders and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this
Section 5.02(a); provided, however, that any non-cash distributions (including stock dividends) shall be delivered immediately to Collateral Agent as additional Collateral. The foregoing shall not obligate any Pledgor to violate any fiduciary duty owed to its stockholders or take any action in violation of any state or federal law.

                  (b) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Indenture or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate instruments to that end; provided that if such Event of Default is cured, any such cash dividend or distribution theretofore paid to the Collateral Agent shall (except to the extent theretofore applied to the Secured Obligations) be returned by the Collateral Agent to the Company.

                  (c) The Company hereby acknowledges that the sale by the Collateral Agent of any Stock Collateral pursuant to the terms hereof in compliance with the 1933 Act, as well as applicable "Blue Sky" or other state securities laws, may require strict limitations as to the manner in which the Collateral Agent or any subsequent transferee of the Stock Collateral may dispose of the same. The Company understands that in order to protect the Collateral Agent's interest it may be necessary to sell the Stock Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering registered under the 1933 Act. The Company consents to sale in such a manner and agrees that the Collateral Agent shall have no obligation, provided that the Collateral Agent conducts such sale in accordance with applicable law, to obtain the maximum possible price for the Stock Collateral.

                  (d) The Company agrees that, if an Event of Default shall have occurred and be continuing and a Notice of Default shall have been delivered, if for any reason the Collateral Agent desires to sell any of the Stock Collateral at a public or private sale and in connection with such sale, in the reasonable opinion of the Collateral Agent, no exemption from the registration provisions of the 1933 Act is available, the Company will upon the written request of the Collateral Agent:

                           (i) use its best efforts to cause such Stock Collateral to be registered under the provisions of the 1933 Act, and to cause one or more registration statements relating thereto to become effective and to remain effective for such period as prospectuses are required by law or regulation to be furnished with respect to the offering and sale of such Stock Collateral, and to make all amendments and supplements such Stock Collateral and to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                           (ii) indemnify, defend and hold harmless the Collateral Agent and any underwriter from and against all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever

                  (including the costs of investigation) which may be imposed on, incurred by or asserted against the Collateral Agent or any such underwriter insofar as such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arise out of or are based upon (A) any alleged untrue statement of a material fact contained in any prospectus or registration statement (or any amendment or supplement thereto) or in any notification or offering circular or (B) any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to either the Company by the Collateral Agent or, in the case of any underwriter, by any underwriter, expressly for use therein;

                           (iii) endeavor to qualify such Stock Collateral under
                  any applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Stock Collateral, as reasonably requested by the Collateral Agent;

                           (iv) endeavor to cause each such issuer of such Stock
                  Collateral to enter into one or more underwriting agreements in form and substance customary for similar transactions, obtain customary legal opinions and accountants comfort letters, and make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                           (v) bear all reasonable costs and reasonable expenses of carrying out its respective obligations under this Section 5.02(d); and

                           (vi) use reasonable efforts to do or cause to be done
                  all such other acts and things as may be reasonably necessary to make such sale of Stock Collateral or any part thereof valid and binding and in compliance with all applicable law.

The Company acknowledges that there is no adequate remedy at law for failure by any of them to comply with the provisions of this Section 5.02 and that such failure would not be adequately compensable in damages, and therefore each agrees that its agreements contained in this Section 5.02 may be specifically enforced.

                  5.03 Payments. (a) If at any time the Collateral Agent shall realize any cash or other property as a result of the exercise of any of its rights and remedies under Section 5.01 or Section 5.02 (an "Enforcement Event"), the Collateral Agent shall hold all such amounts as Collateral pending distribution in accordance with Section 5.04.

                  (b) All amounts held by the Collateral Agent in accordance with Section 5.03(a) shall be subject to sharing in accordance herewith.

                  (c) Upon the occurrence of an Enforcement Event, the Collateral Agent shall within a reasonable time thereafter distribute any amounts held, realized or received by the Collateral Agent for the benefit of the Secured Parties in accordance with Section 5.04.

                  5.04 Distributions. (a) All amounts to be distributed pursuant to Section 5.03 shall be applied, in the following order of priority:

                           (i) to pay any fees and expenses due and owing to the
                  Collateral Agent according to the respective amounts due and owing to such Person;

                           (ii) to indemnify the Collateral  Agent in accordance
                  with Section 4.14;

                           (iii)  to   indemnify   the   Debenture   Trustee  in
                  accordance with the indemnification provisions set forth in the Indenture;

                           (iv) to pay all interest due to the  Debentureholders
                  that are not Affiliated Debentureholders under the Debentures (provided that the Trust shall not be deemed an Affiliated Debentureholder for this purpose);

                           (v) to pay any other fees, expenses,  indemnities and
                  premiums outstanding under the Secured obligations, ratably among the non-Affiliate Debentureholders;

                           (vi) to repay principal amounts outstanding under the
                  Secured Obligations ratably among the Debentureholders that are not Affiliated Debentureholders (provided that the Trust shall not be deemed an Affiliated Debentureholder for this purpose);

                           (vii)   to  pay   all   interest,   fees,   expenses,
                  indemnities    and    premiums    due   to   the    Affiliated
                  Debentureholders under the Debentures;

                           (viii) to repay Principal  amounts  outstanding under
                  the  Secured   Obligations,   ratably  among  the   Affiliated
                  Debentureholders; and

                           (ix) to pay all  remaining  amounts to the Company or
                  to their successors and assigns, or as directed by a court of competent jurisdiction.

                  (b) The Collateral Agent's obligations under this Section 5.04 shall be satisfied upon the payment of such amounts to the Debenture Trustee for the benefit of the Debentureholders, which Debenture Trustee is authorized to receive such funds and make further distributions to the Debentureholders.

                  5.05 Assignees. (a) No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer in accordance with the terms of the applicable Financing Documents by any Secured Party of all or any part of its right, title or interest under any such Financing Documents or the Indebtedness owing to it thereunder (including its right, title and interest with respect to this Agreement and the other Collateral Documents).

                  5.06 Termination, Etc. When all Secured Obligations shall have been paid in full or (ii) the Company shall have deposited or caused to be deposited in trust with the Debenture Trustee and/or such other Representative an amount or amounts in United States dollars sufficient to pay and discharge all of the Secured Obligations, in each case, in a manner sufficient to discharge all of such Secured Obligations in accordance with the Indenture, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty and representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Collateral Agent shall also execute and deliver to the Company upon such termination such UCC termination statements and such other documentation and take such other actions as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

                  Section 6.  Miscellaneous.

                  6.01 Obligations Hereunder Not Affected. All rights and interests of the Collateral Agent, the Secured Parties and the Debenture Trustee hereunder, and all agreements and obligations of each such Person under this Agreement, shall, to the extent permitted by law, remain in full force and effect irrespective of:

                           (i) any lack of validity or enforceability of any Financing Document, any Collateral Document or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other extension, renewal, amendment, waiver, refinancing, replacement or restructuring of or any consent to departure from any Financing Document or any Collateral Document;

                       (iii) any exchange,  release or  non-perfection of any of
                  the Collateral or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                           (iv) any other  circumstances  that  might  otherwise
                  constitute a defense available to or a discharge of, the Company a creditor or a secured creditor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent, or any other Person upon the insolvency, bankruptcy or reorganization of the Company, the Sinclair or otherwise, all as though such payment had not been made.

                  6.02 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.03 GOVERNING LAW, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK,

                  6.04 Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by a recognized nationwide courier service, sent by certified or registered mail, postage prepaid and return receipt requested, or sent by facsimile with a confirmation copy simultaneously delivered or sent by one of the foregoing means, and shall be addressed (i) if to Sinclair or the Company, at the office of the Sinclair at 2000 West 41st Street, Baltimore, Maryland 21211,
Attention: David D. Smith, President, with a copy to Thomas & Libowitz, P.A., 100 Light Street, Suite 1100, Baltimore, Maryland 21202, Attention: Steven A. Thomas, Esq. and a copy to Wilmer, Cutler & Pickering, 100 Light Street, 13th Floor, Baltimore, Maryland 21202, Attention: John B. Watkins, Esq.; (ii) if to the Collateral Agent, at the office of the Debenture Trustee at 901 East Cary Street, 2nd floor, Richmond, Virginia 23219, Attention: Patricia Welling. The Collateral Agent shall deliver a copy of each notice document received by it pursuant to this section to the Debenture Trustee at its address provided to the Collateral Agent. All notices shall be deemed to have been given at the time of delivery thereof to any officer or employee of the Person entitled to receive such notice at the address of such Person for purposes of this Section 6.04 or, if mailed, at the completion of the fifth full day following the time of such mailing thereof to such address, as the case may be.

                  6.05 Amendments and Waivers. (a) Subject to paragraph (b) below, any provision of this Agreement may be amended or waived if, and only if,
(i) such amendment or waiver is in writing and signed by the Company and the Collateral Agent, (ii) the Collateral Agent receives an opinion of counsel to the Company to the effect that the amendment or waiver complies with the provisions of this Agreement and (iii) pursuant to Section 4.06, is consented to in writing by the Majority Debentureholders, unless the Debentures are held by the Trust, in which case, such amendment or waiver is instead consented to by the Trust (which is required to obtain written consent from the Majority
Preferred Securities Holders) (or such higher requisite percentage if the subject waiver or amendment would require such higher requisite percentage if such waiver or amendment was to be made under the Indenture).

                  (b) Notwithstanding subsection (a) above, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing, is signed by the Company and the Collateral Agent and is for any of the following purposes:

                           (i) to evidence the  succession of another  Person to
                  the Company and the assumption by any such successor of the covenants of the Company herein;

                           (ii) to add to the  covenants  of the Company for the
                  benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Company, as applicable;

                           (iii) pledge  additional assets or property or rights
                  therein as Collateral for the benefit of the Secured Parties;

                           (iv) to cure any ambiguity  herein,  or to correct or
                  supplement any provision herein which may be defective or inconsistent with any other provision herein or in any other Financing Document;

                           (v) to comply with the requirements of the Securities
                  and Exchange Commission in order to effect or maintain the qualification under the Trust Indenture Act of the Indenture;

                           (vi) to evidence  and provide the  acceptance  of the
                  appointment of a successor to a Collateral Agent hereunder;

                           (vii) to confirm, as further assurance, any pledge or
                  security interest created or to be created hereunder; and

                           (viii) to include any other  provisions  with respect
                  to matters or questions arising hereunder, or any other amendment or waiver hereto or hereof, provided, that, in each case, such provisions, amendment or waiver shall not adversely affect the interests of the Secured Parties.

                  6.06 Trust Indenture Act. Subject to the limitations contained in the Indenture if any provision of this Agreement limits, qualifies or conflicts with the duties imposed by any provisions of the Trust Indenture Act, such provisions of the Trust Indenture Act shall control if the Trust Indenture Act is applicable to this Agreement.

                  6.07 Standard of Conduct. In exercising any voting rights of the Series C Preferred Stock in accordance with the terms of this Agreement, the Company shall exercise such rights according to a fiduciary standard of care and trust for the benefits of the parties that the counterparties of the obligations of the Company contained in Section 4.06.

                  6.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.10   Captions.   The   captions   herein  are  included  for
convenience of reference only and shall be ignored in the construction or interpretation of any provisions hereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               THE COMPANY
                                               ------------

                                               KDSM, INC.

                                               By:      /s/ David D. Smith
                                                  ------------------------------
                                               Name:        David D. Smith
                                               Title:       President

                                               THE COLLATERAL AGENT
                                               FIRST UNION NATIONAL BANK OF
                                               MARYLAND


                                               By:  /s/ Patricia A. Welling
                                                 -------------------------------
                                               Name:    Patricia A. Welling
                                               Title:

Acknowledgment:

Sinclair hereby acknowledges that the Company is granting a first priority security interest in the Series C Preferred Stock to the Collateral Agent for the benefit of the Secured Parties.

SINCLAIR BROADCAST GROUP, INC.


By:  /s/ David B. Amy
  -----------------------------------
Name:    David B. Amy
Title:   Chief Financial Officer

                                     ANNEX 1
                                  PLEDGED STOCK

Certificate No. 1 representing 2,062,000 shares of Series C Preferred Stock of Sinclair Broadcast Group, Inc.